Exhibit 5.1

[TBI Letterhead]

August 16, 2016

Triumph Bancorp, Inc.

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am the General Counsel of Triumph Bancorp, Inc., a Texas corporation (the “Company”), and as such have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”), of up to $200,000,000 of the Company’s: (i) debt securities (the “Debt Securities”); (ii) common stock, par value $0.01 per share (the “Common Stock”); (iii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the “Depositary Shares”); (iv) contracts for the purchase and sale of securities registered under the Registration Statement (the “Purchase Contracts”); (v) warrants to purchase other securities registered under the Registration Statement (the “Warrants”); (vi) rights to purchase securities registered under the Registration Statement (the “Rights”); and (vii) units representing an interest in two or more securities registered under the Registration Statement (the “Units”). The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Warrants, the Rights and the Units, are collectively referred to as the “Securities.”

The Debt Securities are to be issued under an indenture, between the Company and Wells Fargo Bank, National Association, as trustee. The Common Stock is to be issued under the Certificate of Formation. The Preferred Stock is to be issued under the Certificate of Formation. The Depositary Shares are to be issued under a deposit agreement to be entered into by the Company, a depositary to be named by the Company, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Purchase Contracts are to be issued pursuant to a purchase contract agreement between the Company and the purchase contract agent to be named therein. The Warrants are to be issued from time to time under one or more warrant agreements, each to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the applicable warrant agreement. The Rights are to be issued pursuant to a rights agreement between the Company and the agent to be named therein. The Units are to be issued pursuant to a unit certificate or other applicable agreement between the Company and the agent to be named therein.

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Securities Act.

For the purposes of giving the opinion contained herein, I, or attorneys working under my direction, have examined the Registration Statement. I, or attorneys working under my direction, have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the amended and restated certificate of formation and amended and restated bylaws of the Company, and have made such other investigations as I have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, I have relied upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, I have assumed without verification (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Securities Act; (e) a prospectus supplement will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered (each, a “purchase agreement”) will have been duly authorized and validly executed and delivered by the parties thereto; and (h) at the time of any issuance of Common Stock or Securities convertible into, exchangeable, redeemable or exercisable for Common Stock, there will be sufficient authorized but unissued shares of Common Stock reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, and has the corporate power to issue to the Debt Securities, the Purchase Contracts, the Warrants, the Rights and the Units.

2.

With respect to any shares of Common Stock to be issued, when: (a) the Board of Directors of the Company (the “Board”) has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company’s certificate of formation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Texas law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.	With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been filed as part of a certificate of designations to the Company’s certificate of formation duly filed with the State of Texas; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Company’s certificate of formation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Texas law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.

With respect to any Depositary Shares to be issued, when: (a) the related deposit agreement has been duly authorized and validly executed and delivered by the Company and by a depositary appointed by the Company (the “Depositary”) that meets the requirements for a depositary as described in the Registration Statement or a prospectus supplement for such offering and as provided in the applicable deposit agreement; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Depositary Shares and related shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such related Preferred Stock (the “Related Preferred Stock Resolutions”); (c) the Related Preferred Stock Resolutions have been filed as part of a certificate of designations to the Company’s certificate of formation duly filed with the State of Texas and the related Deposit Agreement is governed by the law of the State of Texas; (d) the terms of the Depositary Shares and the related Preferred Stock and of the issuance and sale of each have been established so as to not violate any applicable law or the Company’s certificate of formation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (e) the shares of the related Preferred Stock have been deposited with the Depositary; and (f) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion paragraph 4 is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws.

In rendering its opinion, Wachtell, Lipton, Rosen & Katz may rely upon this letter as to matters of the law of the State of Texas addressed herein as if this letter were addressed directly to them.

I am a member of the bar of the State of Texas and I do not express any opinion herein concerning any law other than the Texas Business Organizations Code (including the statutory provisions, all applicable provisions of the Texas Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Adam D. Nelson

5